EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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For:     MAF Bancorp, Inc.                  Contact:    Jerry A. Weberling,
         55th Street & Holmes Avenue                     Chief Financial Officer
         Clarendon Hills, IL 60514                      Michael J. Janssen,
                                                         Senior Vice President
         www.mafbancorp.com                             (630) 325-7300

MAF BANCORP, INC. TO PARTICIPATE IN HOWE BARNES COMMUNITY BANK CONFERENCE

Clarendon Hills, Illinois, June 11, 2002 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the 7th Annual Community Bank Conference hosted by Howe Barnes Investments, Inc. to be held in Chicago, IL on June 13, 2002. The conference will be broadcast on the Internet at http://e-meetings.wcom.com. Once on this page, participants should page down to Join Events and click on Audio Streaming. On this page, participants will be required to enter conference ID number 5513578, then the conference password, HOWE BARNES (all caps with a space between HOWE and BARNES). Through the website, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman and CEO of MAF Bancorp and Kenneth Koranda, President of MAF Bancorp, which is scheduled to be delivered on Thursday, June 13, 2002 at 2:10 p.m. Central Time. The presentation will also be available on the website through July 13, 2002, beginning one hour after the conclusion of the event.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 33 retail banking offices primarily in Chicago and its western suburbs. The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

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